UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BlackRock FundsSM
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vote your proxy today!

Earlier this year BlackRock announced plans to combine with another highly regarded asset manager—Merrill Lynch Investment Managers (MLIM). This transaction is expected to be completed at the end of the third quarter of 2006, subject to various regulatory and shareholder approvals and customary closing conditions.

BlackRock and Merrill Lynch Investment Managers possess complementary capabilities that will create an organization uniting some of the finest money managers in the industry. After the transaction is complete, the new firm, which will be called BlackRock, will be one of the top-10 investment managers worldwide, entrusted with over $1 trillion in assets under management (based on combined assets under management as of March 31, 2006).

Upcoming changes at BlackRock require that mutual fund shareholders vote their proxies

Mail	Phone	Internet	In Person

BLACKROCK

BLACKROCK

June 15, 2006

Dear Shareholder:

A special meeting of the shareholders of the portfolios (the “Portfolios”) of BlackRock FundsSM (the “Fund”) will be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, in the Guggenheim Room, on August 22, 2006, at 11 a.m., Eastern time, to vote on the proposals listed in the enclosed Proxy Statement.

BlackRock, Inc. (“BlackRock”) is the parent company of the Fund’s investment advisers and sub-advisers. BlackRock and Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers, to BlackRock, one of the largest publicly traded investment management firms in the United States, to form a new asset management company that will be one of the world’s preeminent, diversified global money management organizations with approximately $1 trillion in assets under management (the “Transaction”). Based in New York, BlackRock currently manages assets for institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. The new company will operate under the BlackRock name and be governed by a board of directors with a majority of independent members. The new company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The Transaction has been approved by the boards of directors of Merrill Lynch, BlackRock and The PNC Financial Services Group, Inc., BlackRock’s current majority shareholder, and is expected to close at the end of the third quarter of 2006.

Although BlackRock has informed the Board of Trustees of the Fund that it does not believe the Transaction will be an assignment of the current investment advisory and, if applicable, sub-advisory agreements of the Portfolios under the Investment Company Act of 1940, as amended, it is possible that the Transaction could be determined to be such an assignment, which would result in the automatic termination of each current agreement. Due to this uncertainty, each Portfolio is submitting a new investment advisory agreement and, in certain cases, a new sub-advisory agreement to shareholders to prevent any potential disruption in the adviser’s and, if applicable, sub-adviser’s ability to provide services after the Transaction is completed. Each Portfolio’s total fees for advisory services will remain the same under its new investment advisory agreement and, where applicable, sub-advisory agreement. In addition, we are asking shareholders of the Delaware Tax-Free Income, Ohio Tax-Free Income, Kentucky Tax-Free Income, New Jersey Tax-Free Income and Pennsylvania Tax-Free Income Portfolios to approve a change to each Portfolio’s fundamental investment policy regarding investments in municipal securities.

The Fund’s Board of Trustees has unanimously approved the proposals and recommends that you vote FOR the proposals described in the Proxy Statement.

We encourage you to read the attached Proxy Statement in full. By way of introduction, following this letter we have included questions and answers regarding this proxy solicitation. The information is designed to help you cast your vote as a shareholder of the Fund, and is being provided as a supplement to, and not a substitute for, your proxy materials, which we urge you to review carefully.

You are invited to attend the meeting in person. If you do not expect to attend the meeting, we encourage you to vote by completing, signing and dating the enclosed proxy card and promptly returning it in the accompanying postage-paid return envelope OR by following the enclosed instructions to vote by telephone or over the Internet. Your vote on these matters is important.

If you have any questions about the proposals to be voted on, please call our proxy solicitor, Computershare Fund Services, at 1-866-390-5114.

Sincerely,

David R. Wilmerding, Jr.

Chairman of the Board

Please vote now. Your vote is important.

To avoid the wasteful and unnecessary expense of further solicitation, we urge you to promptly indicate your voting instructions on the enclosed proxy card, date and sign it and return it in the envelope provided, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not indicate how you wish your shares to be voted, your shares will be voted “For” the Reorganization. If your shares are held through a broker, you must provide voting instructions to your broker about how to vote your shares in order for your broker to vote your shares at the Special Meeting.

Questions and Answers

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Q.	What am I being asked to vote “FOR” in this proxy?

A.	You are being asked to vote in favor of proposals to:

1.

Approve a new investment advisory agreement with an affiliate of BlackRock, Inc. (“BlackRock”) for your portfolio (each, a “Portfolio” and collectively, the “Portfolios”). This new investment advisory agreement will take effect when the contribution of Merrill Lynch & Co., Inc.’s (“Merrill Lynch”) investment management business to BlackRock is complete or, if such contribution is not completed, at such time as the Board of Trustees of the Fund determines.

2.

Approve a new sub-advisory agreement, if applicable, with an affiliate of BlackRock for your Portfolio. This new sub-advisory agreement will take effect when the contribution of Merrill Lynch’s investment management business to BlackRock is complete or, if such contribution is not completed, at such time as the Board of Trustees of the Fund determines.

3.

Approve a change to the fundamental investment policy of the Delaware Tax-Free Income, Ohio Tax-Free Income, Kentucky Tax-Free Income, New Jersey Tax- Free Income and Pennsylvania Tax-Free Income Portfolios regarding investments in municipal securities. These changes will take effect when the contribution of Merrill Lynch’s investment management business to BlackRock is complete or, if such contribution is not completed, at such time as the Board of Trustees of the Fund determines.

Q.	Why am I being asked to vote on a new investment advisory agreement and sub-advisory agreement, if applicable?

A.

BlackRock is the parent company of the Fund’s investment advisers and sub-advisers, BlackRock Advisors, Inc., BlackRock Financial Management, Inc., BlackRock International, Ltd. and BlackRock Institutional Management Corporation. BlackRock and Merrill Lynch announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers (“MLIM”), to BlackRock, one of the largest publicly traded investment management firms in the United States, to form a new asset management company that will be one of the world’s preeminent, diversified global money management organizations with approximately $1 trillion in assets under management (the “Transaction”). The new company will operate under the BlackRock name and be governed by a board of directors with a majority of independent members. Although BlackRock has informed the Board of Trustees of the Fund that it does not believe the Transaction will be an assignment of the current investment advisory and, if applicable, sub-advisory agreements of the Portfolios under the Investment Company Act of 1940, as amended, it is possible that the Transaction could be determined to be such an assignment, which would result in the automatic termination of each current agreement. Due to this uncertainty, each Portfolio is submitting a new investment advisory agreement and, in certain cases, a new sub-advisory agreement to shareholders to prevent any potential disruption in the adviser’s and, if applicable, sub-adviser’s ability to provide services after the Transaction is completed. Each Portfolio’s total fees for advisory services will remain the same under its new investment advisory agreement and, where applicable, sub-advisory agreement.

Q.	What is the rationale for the Transaction?

A.

The contribution of MLIM to BlackRock will form one of the world’s preeminent, diversified global money management organizations with approximately $1 trillion in assets under management. The new company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The Transaction also will create operating efficiencies and the new company will offer its clients enhanced portfolio management capabilities.

Q.	How will the Transaction potentially benefit me?

A.	The new company will offer you even greater access to a well-diversified product mix across asset classes and an enhanced ability to serve your investment needs.

Q.	How does the proposed new investment advisory agreement for my Portfolio differ from the current agreement?

A.

The advisory fees payable by each Portfolio to its investment adviser under its new investment advisory agreement are identical to those under the current agreement. While the other terms of each new investment advisory agreement generally are substantially similar to those of the current agreements, certain changes are being proposed in each new investment advisory agreement in order to standardize terms and language across all BlackRock- and MLIM-sponsored funds. These changes are described in detail in the Proxy Statement.

Q.	How does the proposed new sub-advisory agreement for my Portfolio differ from the current agreement?

A.

The sub-advisory fees payable by the adviser to the sub-adviser under each new sub-advisory agreement are identical to those under the current agreements. While the other terms of each new sub-advisory agreement generally are substantially similar to those of the current agreements, certain changes are being proposed in each new sub-advisory agreement in order to standardize terms and language across all BlackRock- and MLIM-sponsored funds. These changes are described in detail in the Proxy Statement.

Q.	Will my Portfolio’s total fees for advisory services increase?

A.

No. The total fees payable under your current investment advisory agreement will remain the same under the new investment advisory agreement. Any fees payable under a new sub-advisory agreement will be paid solely by your Portfolio’s adviser at no additional cost to you or your Portfolio.

Q.	Will there be any change to my Portfolio’s adviser or sub-adviser following the Transaction?

A.

No. The same BlackRock entities that currently advise and, if applicable, sub-advise your Portfolio will continue to do so after the closing of the Transaction. However, there will be changes to the portfolio management teams of certain Portfolios as a result of the Transaction, as described in the Proxy Statement.

Q.

Why am I being asked to approve a change to the fundamental investment policy of the Delaware Tax-Free Income, Ohio Tax-Free Income, Kentucky Tax-Free Income, New Jersey Tax-Free Income and Pennsylvania Tax-Free Income Portfolios regarding investments in municipal securities?

A.

Each Portfolio’s investment adviser and sub-adviser have determined that the proposed change would enable the portfolio management team to pursue a broader range of investment opportunities and reflects changes in the municipal securities markets.

Q.

What is the effect of the proposed change to the fundamental investment policy of the Delaware Tax-Free Income, Ohio Tax-Free Income, Kentucky Tax-Free Income, New Jersey Tax-Free Income and Pennsylvania Tax-Free Income Portfolios regarding investments in municipal securities?

A.

The proposed change to each Portfolio’s fundamental investment policy is to remove the requirement that at least 80% of the Portfolio’s assets normally be invested in securities the interest on which the Portfolio manager believes is exempt from the Federal Alternative Minimum Tax. If the proposal is approved, the Portfolios will not be required to invest any portion of their respective assets in securities the interest on which is exempt from the Federal Alternative Minimum Tax, and each Portfolio may invest without limit in securities the interest on which may be subject to the Federal Alternative Minimum Tax. Interest on these securities that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable. As a result, a shareholder’s tax liability may change if this proposal is approved. In addition, each Portfolio’s name will be changed, as described in the Proxy Statement.

Q.	How does the Board of Trustees suggest I vote in connection with the matters to be considered at the meeting?

A.	After careful consideration, the Board of Trustees of the Fund unanimously recommends that you vote FOR each of the proposals being presented to shareholders at the meeting.

Q.	Will my vote make a difference?

A.	Your vote is needed to ensure that the proposals can be acted upon. We encourage all shareholders to participate in the governance of their Fund.

Q.	Is the Fund paying for preparation, printing and mailing of these proxy materials?

A.	No, all costs will be borne by Merrill Lynch and BlackRock whether or not the proposals are successful.

Q.	Whom do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call our proxy solicitor, Computershare Fund Services, at 1-866-390-5114.

Q.	How do I vote my shares?

A.

You can vote your shares by attending the meeting, or if you do not expect to attend, by completing, signing and dating the enclosed proxy card, and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call 1-866-390-5114.

Please don’t delay! It is important that you vote today. Your prompt response will avoid additional mailings.

BlackRock FundsSM

100 Bellevue Parkway, Wilmington, Delaware 19809 • (800) 441-7762

FORWARD LOOKING STATEMENTS

This communication, and other statements that BlackRock may make, including statements about the benefits of the transaction with Merrill Lynch, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (SEC) reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the ability of BlackRock to complete the transaction with Merrill Lynch; (2) BlackRock’s ability to successfully integrate the MLIM business with its existing business; (3) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (4) the relative and absolute investment performance of BlackRock’s investment products, including its separately-managed accounts and the former MLIM business; and (5) BlackRock’s success in maintaining distribution of its products. BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transactions, a registration statement of New BlackRock, Inc. (Registration No. 333-134916), which includes a preliminary proxy statement of BlackRock, and other materials have been filed with the SEC and are publicly available. The proxy statement/prospectus will be mailed to the stockholders of BlackRock. STOCKHOLDERS OF BLACKROCK ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement/prospectus (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

PARTICIPANTS IN THE SOLICITATION

BlackRock and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transactions. The participants in such solicitation may include BlackRock’s executive officers and directors. Further information regarding persons who may be deemed participants is available in the proxy statement/prospectus filed with the Securities and Exchange Commission in connection with the transactions.

WR-OE

BLACKROCK